Exhibit 5.1

WORLDWIDE PLAZA

JOHN W. WHITE

EVAN R. CHESLER

STEPHEN L. GORDON

ROBERT H. BARON

DAVID MERCADO

CHRISTINE A. VARNEY

PETER T. BARBUR

MICHAEL S. GOLDMAN

RICHARD HALL

JULIE A. NORTH

ANDREW W. NEEDHAM

STEPHEN L. BURNS

KATHERINE B. FORREST

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, III

PHILIP J. BOECKMAN

WILLIAM V. FOGG

FAIZA J. SAEED

RICHARD J. STARK

THOMAS E. DUNN

MARK I. GREENE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

DARIN P. MCATEE

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

DAVID S. FINKELSTEIN

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

ERIC W. HILFERS

GEORGE F. SCHOEN

ERIK R. TAVZEL

CRAIG F. ARCELLA

DAMIEN R. ZOUBEK

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

ALYSSA K. CAPLES

JENNIFER S. CONWAY

MINH VAN NGO

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH D. ZAVAGLIA

825 EIGHTH AVENUE

NEW YORK, NY 10019 - 7475

TELEPHONE: + 1 - 212 - 474 - 1000

FACSIMILE: + 1 - 212  - 474 - 3700

CITYPOINT

ONE ROPEMAKER STREET

LONDON EC2Y 9HR

TELEPHONE: + 44 - 20  - 7453 - 1000

FACSIMILE: + 44 - 20 - 7860 - 1150

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

JOHNNY G. SKUMPIJA

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

KENNETH C. HALCOM

DAVID M. STUART

AARON M. GRUBER

O. KEITH HALLAM, III

OMID H. NASAB

DAMARIS HERNÁNDEZ

JONATHAN J. KATZ

RORY A. LERARIS

KARA L. MUNGOVAN

MARGARET T. SEGALL

NICHOLAS A. DORSEY

ANDREW C. ELKEN

JENNY HOCHENBERG

VANESSA A. LAVELY

G.J. LIGELIS JR.

MICHAEL E. MARIANI

LAUREN R. KENNEDY

SASHA ROSENTHAL-LARREA

ALLISON M. WEIN

MICHAEL P. ADDIS

JUSTIN C. CLARKE

SHARONMOYEE GOSWAMI

C. DANIEL HAAREN

EVAN MEHRAN NORRIS

LAUREN M. ROSENBERG

MICHAEL L. ARNOLD

HEATHER A. BENJAMIN

MATTHEW J. BOBBY

DANIEL J. CERQUEIRA

ALEXANDRA C. DENNING

HELAM GEBREMARIAM

MATTHEW G. JONES

MATTHEW M. KELLY

DAVID H. KORN

BRITTANY L. SUKIENNIK

ANDREW M. WARK

PARTNER EMERITUS

SAMUEL C. BUTLER

OF COUNSEL

MICHAEL L. SCHLER

CHRISTOPHER J. KELLY

February 5, 2021

Illumina, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Illumina, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to 15,254,237 shares of common stock (the “Shares”), par value $0.01 per share, of the Company, to be issued pursuant to the Agreement and Plan of Merger, dated as of September 20, 2020 (as amended on February 4, 2021, the “Merger Agreement”), by and among the Company, SDG Ops, Inc., a wholly owned subsidiary of the Company, SDG Ops, LLC, a wholly owned subsidiary of the Company, and GRAIL, Inc., a Delaware corporation (“GRAIL”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of February 4, 2021, (b) the Amended and Restated Bylaws of the Company, as adopted on June 6, 2019, (c) the resolutions adopted by the Board of Directors of the Company on September 14, 2020, (d) the registration statement on Form S-4 (Registration No. 333-250941) filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2020 with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 thereto filed with the Commission on February 5, 2021 (such registration statement, as amended, the “Registration Statement”), and (e) the Merger Agreement.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have relied, with respect to certain factual matters, on statements of public officials and officers and other representatives of the Company.

Based on the foregoing and subject to the qualifications and assumptions set forth herein, we are of opinion that the Shares, upon issuance and delivery thereof to former holders of GRAIL’s (a) Class A Common Stock, par value $0.001 per share, (b) Class B Common Stock, par value $0.001 per share, (c) Series A Preferred Stock, par value $0.001 per share, (d) Series B Preferred Stock, par value $0.001 per share, (e) Series C Preferred Stock, par value $0.001 per share, (f) Series D Preferred Stock, par value $0.001 per share, and (g) Company Equity Awards (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of Illumina Common Stock and CVRs” in the consent solicitation statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    Cravath, Swaine & Moore LLP

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

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